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                                                                    Exhibit 4.14

                              CERTIFICATE OF TRUST

                                       OF

                             COUNTRYWIDE CAPITAL VI

         This Certificate of Trust of Countrywide Capital VI dated April 1, 2004, is hereby duly executed and filed by the undersigned, as trustees of Countrywide Capital VI, for the purpose of forming a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. Section 3801 et seq. The undersigned, as trustees, do hereby certify as follows:

         1. Name. The name of the statutory trust formed hereby (the "Trust") is "Countrywide Capital VI."

         2. Delaware Trustee. The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware, as required by 12 Del. C. Sec. 3807(a), is The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

         3. Effective Date. This Certificate of Trust shall be effective as of the date of its filing.

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         IN WITNESS WHEREOF, the undersigned, being the sole trustees of the
Trust at the time of filing of this Certificate of Trust, have executed this Certificate of Trust as of the date first above written.

                                    /s/ SANDOR E. SAMUELS
                                    --------------------------------------------
                                    Name:  Sandor E. Samuels
                                    Title: Regular Trustee

                                    /s/ THOMAS K. McLAUGHLIN
                                    -----------------------------------
                                    Name:  Thomas K. McLaughlin
                                    Title: Regular Trustee

                                    /s/ JENNIFER SANDEFUR
                                    --------------------------------------------
                                    Name:  Jennifer Sandefur
                                    Title: Regular Trustee

                                    The Bank of New York (Delaware), as Delaware
                                    Trustee

                                    By: /s/ KRISTINE K. GULLO
                                        -------------------------------
                                    Name:  Kristine K. Gullo
                                    Title: Asst. Vice President

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